UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2026
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PLIANT THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39303	47-4272481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (650) 481-6770
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of Pliant Therapeutics, Inc. (the “Company”) increased the authorized size of the Board from seven to nine members, and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), appointed each of Robert Iannone, M.D., M.S.C.E. as a Class I director, and Flavia Borellini, Ph.D. as a Class II director, to fill the newly-created vacancies.
The Board also appointed Dr. Iannone to serve as a member of the Research and Development Committee of the Board (the “R&D Committee”) and Dr. Borellini to serve as chairperson of the R&D Committee upon the recommendation of the Nominating and Governance Committee.
There are no arrangements or understandings between Dr. Iannone or Dr. Borellini and any other person pursuant to which either one of them was appointed as a director of the Company. The Board has determined that both Dr. Iannone and Dr. Borellini qualify as independent directors and are qualified to serve under the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing rules of The Nasdaq Stock Market LLC. There has been no transaction, nor is there any currently proposed transaction, involving either Dr. Iannone or Dr. Borellini that would require disclosure under Item 404(a) of Regulation S-K.
As of the Effective Date, Dr. Iannone and Borellini will participate in the Company’s non-employee director compensation arrangements, which are generally described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders as filed with the SEC on April 22, 2026. Under these arrangements, each of Drs. Iannone and Borellini will receive an annual retainer of $40,000 starting on the Effective Date, with payment pro-rated for any partial period of service. In addition, Dr. Iannone will receive an annual retainer of $7,500 for his service as a member of the R&D Committee, with payment pro-rated for any partial period of service, and Dr. Borellini will receive an annual retainer of $15,000 for her service as chairperson of the R&D Committee, with payment pro-rated for any partial period of service. On the Effective Date, each of Drs. Iannone and Borellini also received an option to purchase 60,000 shares of the Company’s common stock, which will vest in substantially equal monthly installments over three years, subject to his or her continuous service as a member of the Board. The Company also entered into its standard form of indemnification agreement with each of Drs. Iannone and Borellini.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: July 13, 2026	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer